UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☒ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

K•Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To:                      WW-Asia, WW-Europe, WW-Americas
From:                  George Powlick
Sent:                   January 16, 2013
Subject:              Memo From Steven Nichols

To all K•Swiss Associates:

I am excited to share with you some positive news for all of us in the K•Swiss family.

We have just announced that the Company has entered into a definitive merger agreement to be acquired by E.Land World Ltd. E.Land is a highly regarded global fashion and retail conglomerate based in Korea with multi-billion dollars in revenues. We believe that E.Land’s 30-year record of success and our shared culture of valuing contributions from its associates is a perfect fit for K•Swiss. Through the broadened resource base as a result of the transaction and the long-term commitment of E.Land to invest in and further the value of our brands, I believe this substantially enlarged platform will be instrumental in returning K•Swiss to its former performance levels and further maximize Palladium’s potential. This transaction will mark E.Land’s first entry into the U.S. athletic footwear market, and they are excited to be able to achieve that in partnership with the K•Swiss family and to help continue to build upon K•Swiss’ rich heritage. We believe this transaction is in the best interests of the Company, associates, customers and stockholders. We are in the early stages of this process and expect the transaction to close in the second quarter of 2013, subject to customary closing conditions, including regulatory and stockholder approval.

While this transaction is a positive event for K•Swiss, we must continue to focus on business as usual. We have ambitious 2013 objectives to achieve so it is critical we do not get distracted from the task at hand. If anything, this only raises the expectations for all of us and the importance of business as usual.

A copy of the press release we issued today is attached. As today’s announcement may attract attention from the media or other interested parties, it is very important that our company speaks with one voice and, in line with company policy, we ask that you do not respond to any media or outside inquiries directly or indirectly. Please direct all media and investor inquiries to: George Powlick, 818-706-5113, gpowlick@k-swiss.com. In the event you receive any inquiries from your customers and/or partners, please refer them to the attached press release.

As part of our commitment to you, we will make every effort to keep you informed on developments and progress throughout this process.

Thank you for your continued support and dedication to K•Swiss.

Steven Nichols

1

Additional Information and Where to Find It

In connection with the proposed transaction, K•Swiss plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF K-K•SWISS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by K•Swiss through the website maintained by the SEC at www.sec.gov, at the Company’s website at http://www.kswiss.com/customer/page/investors and from the Company by directing a written request to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, CA 91361, Attention: Investor Relations.

K•Swiss and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in K•Swiss’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  This document is available free of charge at the SEC’s website at www.sec.gov and from K•Swiss by contacting Investor Relations at the address set forth above.

About E.Land Group

Established in 1980 in Korea, E.Land has grown to become one of the largest South Korean conglomerates, primarily specializing in fashion and retail/distribution.  E.Land is Korea's first and largest integrated fashion and retail company, with operations spanning nine different countries across three continents, including Korea, China, India, the United States and Italy.  Comprised of over 60 affiliated entities, the Company offers close to 200 brands and operates more than 10,000 stores worldwide, recording approximately US$7.1 billion of revenues in 2011.  E.Land’s newer businesses also include restaurants, construction and leisure. In 2011, E.Land acquired the Italian brands Mandarina Duck and Coccinelle, the Palms Resort Saipan and the PIC resort in Saipan, and established a joint venture with Kate Spade in China.

E.Land’s core philosophies are honesty and customer value, and the Company is actively involved in community service both locally and worldwide through its own E.Land Foundation, being one of the most civically active corporations in Korea, India, Vietnam and China.

2

Forward-Looking Statements

This publication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the transaction and the expected timing for closing the transaction. These statements are based on the current beliefs and expectations of K•Swiss’s management and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by these forward-looking statements, including, but not limited to: (i) the Company may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the transaction may not be satisfied or waived; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the Company’s business may suffer as a result of the uncertainty surrounding the transaction; (v) the outcome of any legal proceeding relating to the transaction; (vi) the Company may be adversely affected by other economic, business and/or competitive factors; (vii) the ability and timing to obtain required regulatory approvals; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ix) the ability to recognize benefits of the transaction; (x) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (xi) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. For further information regarding the risks associated with K•Swiss’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Readers are cautioned not to place undue reliance on these forward-looking statements.  K•Swiss undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

3

K•SWISS TO BE ACQUIRED BY E.LAND WORLD FOR $4.75 PER SHARE IN CASH

WESTLAKE VILLAGE, Calif. and Seoul, South Korea (January 16, 2013) ─ K•Swiss Inc. (NASDAQ: KSWS) and E.Land World Ltd. announced today entry into a definitive agreement pursuant to which E.Land World will acquire all of the outstanding common stock of K•Swiss for $4.75 per share in cash, or a total equity value of approximately $170 million.

Under the terms of the agreement, which was unanimously approved by K•Swiss’ Board of Directors, K•Swiss stockholders will receive $4.75 in cash for each outstanding Class A and Class B share of K•Swiss common stock they own, representing a 49% premium over the closing price for a share of Class A common stock on the NASDAQ Stock Market on January 16, 2013, and a 62% premium over the three-month, volume-weighted average trading price for a share of Class A common stock on the NASDAQ Stock Market as of January 16, 2013.

Steven Nichols, Chairman of the Board and President of K•Swiss, stated, “We are excited to enter into this transaction with E.Land as we believe it is in the best interests of K•Swiss and our stockholders. E.Land has a 30-year record of successfully building a global fashion and retail conglomerate and also shares our culture of valuing associates. I believe that such a platform will provide K•Swiss with the resources and scale to return to its former performance levels and to further maximize Palladium’s potential.”

The merger, which is expected to close during the second quarter of 2013, requires the approval of 80% of K•Swiss’ outstanding voting power and applicable regulatory approvals in addition to other customary closing conditions. E.Land World will use existing resources and credit facilities to fund the acquisition and will not need additional external financing for this transaction.  Certain Class A and Class B stockholders, who collectively hold approximately 75% of the voting power of all outstanding common stock, have executed agreements to vote in favor of and support the transaction.

“We are thrilled to be adding the K•Swiss and Palladium brands to E.Land Group’s portfolio,” said SungKyung Park, President of E.Land World. “K•Swiss is a well-established international sports brand and we are very excited about the tremendous potential both the K•Swiss and Palladium brands bring to our proven global platform.  We look forward to investing in the company and building upon its heritage.”

Goldman, Sachs & Co. is acting as the sole financial advisor to K•Swiss and Gibson, Dunn & Crutcher LLP is acting as legal counsel to K•Swiss.  Morgan Stanley is acting as the sole financial advisor to E.Land World and Linklaters LLP is acting as legal counsel to E.Land World.

-MORE-

K•Swiss to be Acquired by E.Land World

January 16, 2013

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, K•Swiss plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF K•SWISS INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.  Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by K•Swiss. through the website maintained by the SEC at www.sec.gov, at the K•Swiss’ website at http://www.kswiss.com/customer/page/investors and from K•Swiss by directing a written request to K•Swiss, 31248 Oak Crest Drive, Westlake Village, CA 91361, Attention: Investor Relations.

K•Swiss and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of K•Swiss in connection with the proposed merger. Information about the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above.  Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  This document is available free of charge at the SEC’s website at www.sec.gov and from K•Swiss by contacting Investor Relations at the address set forth above.

About K•Swiss

Founded more than forty years ago in Van Nuys, California, K•Swiss introduced the first all-leather tennis shoe, the K•Swiss “Classic” in 1966.  Since its inception, K•Swiss has rooted itself in California Sport with an aim to be the most inspiring and innovative sports brand in the market.  Today the Company offers performance and lifestyle footwear and apparel for several categories under its California Sports umbrella including Tennis Heritage, California Fit (Running, Triathlon and Fitness) and California Youth.  K•Swiss also designs, develops and markets footwear under the Palladium brand.  For more information about K•Swiss, visit www.kswiss.com.

About E.Land Group

Established in 1980 in Korea, E.Land has grown to become one of the largest South Korean conglomerates, primarily specializing in fashion and retail/distribution.  E.Land is Korea's first and largest integrated fashion and retail company, with operations spanning nine different countries across three continents, including Korea, China, India, the United States and Italy.  Comprised of over 60 affiliated entities, the Company offers close to 200 brands and operates more than 10,000 stores worldwide, recording approximately US$7.1 billion of revenues in 2011.  E.Land’s newer businesses also include restaurants, construction and leisure. In 2011, E.Land acquired the Italian brands Mandarina Duck and Coccinelle, the Palms Resort Saipan and the PIC resort in Saipan, and established a joint venture with Kate Spade in China.

E.Land’s core philosophies are honesty and customer value, and the Company is actively involved in community service both locally and worldwide through its own E.Land Foundation, being one of the most civically active corporations in Korea, India, Vietnam and China.

-MORE-

K•Swiss to be Acquired by E.Land World

January 16, 2013

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the acquisition and the expected timing for closing the acquisition. These statements are based on the current beliefs and expectations of K•Swiss’s management and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by these forward-looking statements, including, but not limited to: (i) K•Swiss may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied or waived; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) K•Swiss’s business may suffer as a result of the uncertainty surrounding the transaction; (v) the outcome of any legal proceeding relating to the transaction; (vi) K•Swiss may be adversely affected by other economic, business and/or competitive factors; (vii) the ability and timing to obtain required regulatory approvals; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) the ability to recognize benefits of the transaction; (x) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (xi) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. For further information regarding the risks associated with K•Swiss’s business, please refer to K•Swiss’s filings with the Securities and Exchange Commission, including K•Swiss’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Readers are cautioned not to place undue reliance on these forward-looking statements.  K•Swiss undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

FOR K•Swiss, Inc.
George Powlick
Chief Financial Officer
818.706.5100

or

Tripp Sullivan
Corporate Communications, Inc.
615.324.7335

FOR E.Land World, Ltd
KyungHee (Hannah) Lee
82.2.2029.3419
Investments and Strategy

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